UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 17, 2023

THE SHYFT GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-33582	38-2078923
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

41280 Bridge Street, Novi, Michigan	48375
(Address of Principal Executive Offices)	(Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHYF	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2023, at the 2023 annual meeting of shareholders (“Annual Meeting”) of The Shyft Group, Inc. (the “Company”), the shareholders of the Company approved the amendment and restatement of the Company’s Stock Incentive Plan of 2016 (as then in effect, the “2016 Plan”). The 2016 Plan, as amended and restated at the Annual Meeting, is referred to as the “Amended Plan.”

The Amended Plan continues to authorize the Human Resources and Compensation Committee of the Company’s Board of Directors to provide for compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units and certain other stock awards contemplated under the Amended Plan. The purpose of the Amended Plan is to provide Company directors and officers, other employees of the Company and its subsidiaries, and certain consultants to the Company and its subsidiaries with an increased incentive to contribute to the long-term performance and growth of the Company and its subsidiaries, to join the interests of such directors, officers, other employees and consultants with the interest of the Company’s shareholders through the opportunity for increased stock ownership and to attract and retain such directors, officers, other employees and consultants. Subject to adjustment as described in the Amended Plan (and its share counting rules), a total of 5,000,000 shares of common stock, par value $0.01 per share, of the Company (consisting of 1,000,000 new shares approved by the Company’s shareholders in 2023 and 4,000,000 shares approved by the Company’s shareholders prior to 2023) are available for awards granted under the Amended Plan, as further described in the Amended Plan.

Company shareholder approval of the Amended Plan also: (1) added consultants as participants and fully-vested stock as an equity vehicle under the Amended Plan; (2) increased the limit on shares available for incentive stock options by 1,000,000 shares; (3) clarified the share counting provisions, stock option exercise price payment provisions, continued/accelerated vesting provisions and equitable anti-dilution adjustment provisions; (4) prohibited current dividends or dividend equivalents on unearned or unvested awards; (5) allowed for share withholding for tax withholding purposes up to maximum permissible amounts, rather than capping such amounts at statutory minimum amounts; (6) provided a limit on the amount of compensation a non-employee director may be awarded each year for such service under the Amended Plan; (7) permitted grants under an exception to the Nasdaq shareholder approval requirements for certain mergers and acquisitions activities; and (8) extended the term of the Amended Plan until the tenth anniversary of the date of shareholder approval of the Amended Plan; all as further described in the Amended Plan. The Amended Plan also made certain other conforming, clarifying or non-substantive changes to the terms of the 2016 Plan. The Company’s Board of Directors generally may amend the Amended Plan subject to awardee consent and/or Company shareholder approval in certain circumstances, as described in the Amended Plan.

This description of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on May 17, 2023. There were 34,875,382 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting and there were 29,904,505 shares of common stock represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business.

The items voted upon at the Annual Meeting and the results of the vote on each proposal were as follows:

Proposal 1: Election to the Company’s Board of Directors for a three-year term:

Nominee	For	Withheld	Broker Non-Votes
Michael Dinkins	24,828,621	1,348,301	3,727,583
Angela K. Freeman	24,250,631	1,926,291	3,727,583
Pamela L. Kermisch	25,427,371	749,551	3,727,583
Mark B. Rourke	24,513,262	1,663,660	3,727,583

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

For	Against	Abstain	Broker Non-Votes
29,706,453	179,596	18,456	3,727,583

Proposal 3: Approval, on a non-binding basis, of the compensation paid to the Company's Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
23,740,844	2,385,256	50,822	3,727,583

Proposal 4: Approval, on an advisory basis, of the frequency of advisory votes on the compensation of the Company’s Named Executive Officers:

For 1 Year	For 2 Years	For 3 Years	Abstentions
24,829,940	75,058	1,234,686	37,238

Based on the results of the shareholder vote on proposal 4, and consistent with the Board's recommendation, the Board has determined that advisory votes on compensation of Named Executive Officers will be submitted to shareholders on an annual basis until the next required vote on the frequency of such votes.

Proposal 5: Approval of amendment and restatement of the Shyft Stock Incentive Plan of 2016:

For	Against	Abstain	Broker Non-Votes
24,969,992	1,173,004	33,926	3,727,583

Based on the votes set forth above, each of proposals 1,2,3 and 5 were approved by the shareholders of the Company.

Item 9.01.	Financial Statements and Exhibits.

d)	Exhibits.

Exhibit Number	Description

10.1	The Shyft Group, Inc. Stock Incentive Plan (Amended and Restated Effective May 17, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHYFT GROUP, INC.

Dated: May 18, 2023	/s/ Joshua A. Sherbin
By: Joshua A. Sherbin
Its: Chief Legal Officer and Corporate Secretary